Exhibit 99.1

NEWS RELEASE

May 5, 2022	Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-4638

Washington, DC

URBAN ONE, INC. REPORTS FIRST QUARTER RESULTS

Washington, DC: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the quarter ended March 31, 2022. Net revenue was approximately $112.3 million, an increase of 22.9% from the same period in 2021. The Company reported operating income of approximately $36.5 million for the three months ended March 31, 2022, compared to approximately $23.8 million for the three months ended March 31, 2021. Broadcast and digital operating income1 was approximately $48.4 million, an increase of 33.0% from the same period in 2021. Net income was approximately $16.4 million or $0.32 per share (basic) compared to $7,000 or $0.00 per share (basic) for the same period in 2021. Adjusted EBITDA2 was approximately $42.0 million for the three months ended March 31, 2022, compared to approximately $30.2 million for the same period in 2021.

Alfred C. Liggins, III, Urban One’s CEO and President stated, “We had extremely strong first quarter performance across the platform, with advertising revenues up double-digit percentages in all of our operating segments. Digital revenues were up 49.5%, Cable TV advertising revenues were up 46.9%, and radio advertising, excluding political and digital, was up 17.4%. This enabled us to grow Adjusted EBITDA by 38.9% year-over-year, and by $14.3 million or 51.6% vs. Q1 2019. Looking back at pre-pandemic revenues, when we aggregate our radio broadcasting, syndication, events and digital operations, net revenues were up 11.5% compared to Q1 2019. Second quarter core radio advertising is pacing up mid-single digits, as we start to lap the tougher comps from 2021. Our balance sheet continues to strengthen, with $166.4 million of cash and net leverage down to 4.07x.”

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PAGE 2 -- URBAN ONE, INC. REPORTS FIRST QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2022	2021

	(unaudited)
	(in thousands, except share data)
STATEMENT OF OPERATIONS

NET REVENUE	$112,349	$91,440
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	28,518	25,090
Selling, general and administrative, excluding stock-based compensation	35,428	29,956
Corporate selling, general and administrative, excluding stock-based compensation	9,336	10,120
Stock-based compensation	124	253
Depreciation and amortization	2,405	2,264
Total operating expenses	75,811	67,683
Operating income	36,538	23,757
INTEREST INCOME	59	4
INTEREST EXPENSE	15,927	18,045
LOSS ON RETIREMENT OF DEBT	-	6,949
OTHER INCOME, net	(1,986)	(1,684)
Income before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	22,656	451
PROVISION FOR (BENEFIT FROM) INCOME TAXES	5,586	(10)
CONSOLIDATED NET INCOME	17,070	461
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	701	454
CONSOLIDATED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$16,369	$7

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
CONSOLIDATED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$16,369	$7

Weighted average shares outstanding - basic[3]	51,182,831	48,463,289
Weighted average shares outstanding - diluted[4]	55,097,781	49,053,650

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PAGE 3 -- URBAN ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31,
	2022	2021
	(unaudited)	(unaudited)
	(in thousands, except per share data)
PER SHARE DATA - basic and diluted:

Consolidated net income attributable to common stockholders (basic)	$0.32	$0.00

Consolidated net income attributable to common stockholders (diluted)	$0.30	$0.00

SELECTED OTHER DATA
Broadcast and digital operating income[1]	$48,403	$36,394
Broadcast and digital operating income margin (% of net revenue)	43.1%	39.8%

Broadcast and digital operating income reconciliation:

Consolidated net income attributable to common stockholders	16,369	7
Add back non-broadcast and digital operating income items included in consolidated net income:
Interest income	(59)	(4)
Interest expense	15,927	18,045
Provision for (benefit from) income taxes	5,586	(10)
Corporate selling, general and administrative expenses	9,336	10,120
Stock-based compensation	124	253
Loss on retirement of debt	-	6,949
Other income, net	(1,986)	(1,684)
Depreciation and amortization	2,405	2,264
Noncontrolling interest in income of subsidiaries	701	454
Broadcast and digital operating income	$48,403	$36,394

Adjusted EBITDA[2]	$42,004	$30,237

Adjusted EBITDA reconciliation:

Consolidated net income attributable to common stockholders	$16,369	$7
Interest income	(59)	(4)
Interest expense	15,927	18,045
Provision for (benefit from) income taxes	5,586	(10)
Depreciation and amortization	2,405	2,264
EBITDA	$40,228	$20,302
Stock-based compensation	124	253
Loss on retirement of debt	-	6,949
Other income, net	(1,986)	(1,684)
Noncontrolling interest in income of subsidiaries	701	454
Casino chase costs	257	1,392
Employment Agreement Award, incentive plan award expenses and other compensation	579	597
Contingent consideration from acquisition	-	40
Severance-related costs	133	263
Cost method investment income from MGM National Harbor	1,968	1,671
Adjusted EBITDA	$42,004	$30,237

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PAGE 4 -- URBAN ONE, INC. REPORTS FIRST QUARTER RESULTS

	March 31, 2022	December 31, 2021
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$166,366	$152,218
Intangible assets, net	797,257	780,133
Total assets	1,284,635	1,261,108
Total debt (including current portion, net of issuance costs)	819,049	818,616
Total liabilities	996,316	989,973
Total stockholders' equity	270,564	254,120
Redeemable noncontrolling interest	17,755	17,015

		Applicable
	March 31, 2022	Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
7.375% senior secured notes due February 2028, net of issuance costs of approximately $13.5 million (fixed rate)	$811,544	7.375%
PPP Loan	7,505	1.00%

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Urban One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-Q, 10-Q/A, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- URBAN ONE, INC. REPORTS FIRST QUARTER RESULTS

The COVID-19 pandemic could have an impact on certain of our revenue and alternative revenue sources on a going forward basis. While parts of the country are recovering, other parts could see a resurgence of the pandemic and this could impact our results of operations, particularly in our larger markets such as Dallas, Houston and Atlanta. During the early portion of the pandemic, a number of advertisers across a variety of significant advertising categories reduced advertising spend due to the pandemic. This has been particularly true within our radio segment which derives substantial revenue from local advertisers, including in areas such as Texas, Ohio and Georgia. The economies in these areas were hit particularly hard due to social distancing and other government interventions. Further, the COVID-19 pandemic has caused a shift in the way people work and commute, which in some instances has altered demand for our broadcasting radio advertising. Finally, the COVID-19 outbreak caused the postponement or cancellation of certain of our tent pole special events or otherwise impaired or limited ticket sales for such events. A resurgence could have a similar future impact. We do not carry business interruption insurance to compensate us for losses and such losses may continue to occur as a result of the ongoing and fluctuating nature of the COVID-19 pandemic. New outbreaks or surges in new cases due to variants in the markets in which we operate could have material impacts on our liquidity, operations including potential impairment of assets, and our financial results. Likewise, our income from our investment in MGM National Harbor Casino has at times been negatively impacted by closures and limitations on occupancy imposed by state and local governmental authorities.

Net revenue consists of gross revenue, net of local and national agency and outside sales representative commissions. Agency and outside sales representative commissions are calculated based on a stated percentage applied to gross billing.

	Three Months Ended March 31,
	2022	2021	$ Change	% Change
	(Unaudited)
	(in thousands)
Net Revenue:
Radio Advertising	$39,127	$33,340	$5,787	17.4%
Political Advertising	532	780	(248)	-31.8%
Digital Advertising	15,482	10,353	5,129	49.5%
Cable Television Advertising	30,414	20,702	9,712	46.9%
Cable Television Affiliate Fees	25,970	25,486	484	1.9%
Event Revenues & Other	824	779	45	5.8%

Net Revenue (as reported)	$112,349	$91,440	$20,909	22.9%

Net revenue increased to approximately $112.3 million for the quarter ended March 31, 2022, from approximately $91.4 million for the same period in 2021. Net revenues from our radio broadcasting segment increased 13.3% compared to the same period in 2021. Net revenue excluding political, from our radio broadcasting segment increased 13.9% compared to the same period in 2021. Reach Media’s net revenues increased 28.3% for the three months ended March 31, 2022, compared to the same period in 2021, due primarily to increased demand. We recognized approximately $56.4 million and $46.2 million of revenue from our cable television segment during the three months ended March 31, 2022, and 2021, respectively, due primarily to both increased advertising and affiliate sales. Net revenue for our digital segment increased approximately $5.1 million for the three months ended March 31, 2022, compared to the same period in 2021 primarily from higher direct revenues.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, increased to approximately $73.3 million for the quarter ended March 31, 2022, up 12.5% from the approximately $65.2 million incurred for the comparable quarter in 2021. The overall operating expense increase was driven by higher programming and technical expenses and higher selling, general and administrative expenses which were partially offset by lower corporate selling, general and administrative expenses.

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PAGE 6 -- URBAN ONE, INC. REPORTS FIRST QUARTER RESULTS

As a result of the continued reopening of the economy and corresponding increases in revenue, we’ve incurred an increase in the following expenses: increase of $933,000 in employee compensation expenses, approximately $2.2 million in higher program content amortization expense at our cable television segment, $2.0 million in marketing spend, $2.1 million in contract labor, talent costs and consulting fees and $1.9 million in variable expenses. Finally, the decrease in corporate selling, general and administrative expenses for the three months ended March 31, 2022, compared to the same period in 2021 is primarily due to a decrease in expenses related to corporate development activities in connection with potential gaming and other similar business activities.

Depreciation and amortization expense increased to approximately $2.4 million for the quarter ended March 31, 2022, compared to approximately $2.3 million for the quarter ended March 31, 2021.

Interest expense decreased to approximately $15.9 million for the quarter ended March 31, 2022, compared to approximately $18.0 million for the quarter ended March 31, 2021. The Company made cash interest payments of approximately $30.6 million for the quarter ended March 31, 2022, compared to cash interest payments of approximately $13.9 million on its outstanding debt for the quarter ended March 31, 2021. As previously announced, on January 25, 2021, the Company closed on new senior secured notes (the “2028 Notes”). The proceeds from the 2028 Notes were used to prepay in full: (1) the 2017 Credit Facility; (2) the 2018 Credit Facility; (3) the MGM National Harbor Loan; (4) the remaining amounts of our 7.375% Notes; and (5) our 8.75% Notes that were issued in the November 2020 Exchange Offer.

During the three months ended March 31, 2022, we recorded a provision for income taxes of approximately $5.6 million compared to a benefit from income taxes of $10,000 for the three months ended March 31, 2021. The increase in the provision for income taxes was primarily due to the application of the estimated annual effective tax rate for the year to date and pre-tax income of approximately $22.7 million during the quarter. The tax provision resulted in an effective tax rate of 24.7% and (2.2)% for the three months ended March 31, 2022 and 2021, respectively. The Company paid $2,000 of cash taxes, net of refunds for the quarter ended March 31, 2022 and the Company received a refund of taxes of $32,000 for the quarter ended March 31, 2021.

Other income, net, was approximately $2.0 million and $1.7 million for the three months ended March 31, 2022 and 2021, respectively. We recognized other income in the amount of approximately $2.0 million and $1.7 million for the three months ended March 31, 2022 and 2021, respectively, related to our MGM investment.

Other pertinent financial information includes capital expenditures of approximately $1.6 million and $804,000 for the quarters ended March 31, 2022 and 2021, respectively.

During the three months ended March 31, 2022 and 2021, the Company did not repurchase any shares of Class A or Class D common stock.

The Company, in connection with its prior 2009 stock option and restricted stock plan and its current 2019 Equity and Performance Incentive Plan (the “2019 Plan”), is authorized to purchase shares of Class D common stock to satisfy employee tax obligations in connection with the vesting of share grants under the plan. During the three months ended March 31, 2022, the Company executed a Stock Vest Tax Repurchase of 2,649 shares of Class D Common Stock in the amount of $10,000. During the three months ended March 31, 2021, the Company executed a Stock Vest Tax Repurchase of 495,296 shares of Class D Common Stock in the amount of $872,000.

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three months ended March 31, 2022 and 2021 are included.

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PAGE 7 -- URBAN ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31, 2022
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$112,349	$31,493	$10,030	$15,486	$56,434	$(1,094)
OPERATING EXPENSES:
Programming and technical	28,518	8,876	3,413	3,270	13,341	(382)
Selling, general and administrative	35,428	14,742	2,106	7,593	11,699	(712)
Corporate selling, general and administrative	9,336	-	677	1	1,068	7,590
Stock-based compensation	124	-	-	-	39	85
Depreciation and amortization	2,405	815	47	333	946	264
Total operating expenses	75,811	24,433	6,243	11,197	27,093	6,845
Operating income (loss)	36,538	7,060	3,787	4,289	29,341	(7,939)
INTEREST INCOME	59	-	-	-	-	59
INTEREST EXPENSE	15,927	49	-	79	1,919	13,880
OTHER INCOME,net	(1,986)	(5)	-	-	-	(1,981)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	22,656	7,016	3,787	4,210	27,422	(19,779)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	5,586	1,713	932	-	6,747	(3,806)
CONSOLIDATED NET INCOME (LOSS)	17,070	5,303	2,855	4,210	20,675	(15,973)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	701	-	-	-	-	701
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$16,369	$5,303	$2,855	$4,210	$20,675	$(16,674)

Adjusted EBITDA[2]	$42,004	$7,896	$3,834	$4,627	$30,326	$(4,679)

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PAGE 8 -- URBAN ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31, 2021
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations
STATEMENT OF OPERATIONS:

NET REVENUE	$91,440	$27,788	$7,816	$10,355	$46,241	$(760)
OPERATING EXPENSES:
Programming and technical	25,090	8,492	3,409	2,813	10,735	(359)
Selling, general and administrative	29,956	14,813	1,125	5,239	9,169	(390)
Corporate selling, general and administrative	10,120	-	640	1	1,562	7,917
Stock-based compensation	253	24	-	-	55	174
Depreciation and amortization	2,264	729	58	324	929	224
Total operating expenses	67,683	24,058	5,232	8,377	22,450	7,566
Operating income (loss)	23,757	3,730	2,584	1,978	23,791	(8,326)
INTEREST INCOME	4	-	-	-	-	4
INTEREST EXPENSE	18,045	44	-	79	1,919	16,003
LOSS ON RETIREMENT OF DEBT	6,949	-	-	-	-	6,949
OTHER INCOME, net	(1,684)	-	-	-	-	(1,684)
Income (loss) before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	451	3,686	2,584	1,899	21,872	(29,590)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(10)	788	638	-	5,395	(6,831)
CONSOLIDATED NET INCOME (LOSS)	461	2,898	1,946	1,899	16,477	(22,759)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	454	-	-	-	-	454
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$7	$2,898	$1,946	$1,899	$16,477	$(23,213)

Adjusted EBITDA[2]	$30,237	$4,573	$2,678	$2,389	$24,811	$(4,214)

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PAGE 9 -- URBAN ONE, INC. REPORTS FIRST QUARTER RESULTS

Urban One, Inc. will hold a conference call to discuss its results for the first fiscal quarter of 2022. The conference call is scheduled for Thursday, May 05, 2022 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-877-226-8215; international callers may dial direct (+1) 409-207-6982. The Access Code is 4339423.

A replay of the conference call will be available from 2:00 p.m. EDT May 05, 2022 until 12:00 a.m. EDT May 09, 2022. Callers may access the replay by calling 1-866-207-1041; international callers may dial direct (+1) 402-970-0847. The replay Access Code is 7445259.

Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.

Urban One, Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform and inspire a diverse audience of adult Black viewers. As of March 31, 2022, we owned and/or operated 64 independently formatted, revenue producing broadcast stations (including 54 FM or AM stations, 8 HD stations, and the 2 low power television stations we operate) branded under the tradename “Radio One” in 13 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, the Russ Parr Morning Show and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African-American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. We also have invested in a minority ownership interest in MGM National Harbor, a gaming resort located in Prince George’s County, Maryland. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African-American and urban audiences.

Notes:

1“Broadcast and digital operating income” consists of net (loss) income before depreciation and amortization, corporate selling, general and administrative expenses, stock-based compensation, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, gain on sale-leaseback and interest income. Broadcast and digital operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments because broadcast and digital operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures used by other companies. Broadcast and digital operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to broadcast and digital operating income has been provided in this release.

2“Adjusted EBITDA” consists of net income (loss) plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in (loss) income of subsidiaries, impairment of long-lived assets, stock-based compensation, (gain) loss on retirement of debt, gain on sale-leaseback, Employment Agreement and incentive plan award expenses and other compensation, contingent consideration from acquisition, casino chase costs, severance-related costs, cost investment income, less (2) other income and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, and gain on retirements of debt. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets or capital structure. EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four segments (radio broadcasting, Reach Media, digital and cable television). Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.

3For the three months ended March 31, 2022 and 2021, Urban One had 51,182,831 and 48,463,289 shares of common stock outstanding on a weighted average basis (basic), respectively.

4For the three months ended March 31, 2022 and 2021, Urban One had 55,097,781 and 49,053,650 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.